Exhibit 99.1

2600 Citadel Plaza Drive

P.O. Box 924133

Houston, Texas 77292-4133

NEWS RELEASE

Information: Michelle Wiggs, Phone: (713) 866-6050

WEINGARTEN REALTY

DECLARES QUARTERLY COMMON SHARE DIVIDEND AND PROVIDES

COVID-19 UPDATE

HOUSTON, September 14, 2020 (BUSINESS WIRE)-- Weingarten Realty (NYSE: WRI) declares its quarterly dividend and provides an update on property operations impacted by COVID-19. To view the Company’s updated investor presentation, please visit the BofA 2020 Global RE Conference on our Webcasts & Presentations page at www.weingarten.com.

“As the severity of the pandemic trends downward, we are seeing some improvements in the economy, as well as our own operating metrics. While this unprecedented crisis is far from over, we are cautiously optimistic that this upward trend in the economy will continue. As always, we want to wish the best to all the first line responders, including the many associates at our retailers. Our sympathies continue to go out to those affected by this crisis. We remain focused on the safety and well-being of our associates, tenants, stakeholders and the broader community. Our transformed portfolio, primarily grocery-anchored centers providing basic goods and services, continues to perform well even in these challenging times,” said Drew Alexander, Chairman, President and Chief Executive Officer.

Dividends

Today WRI announced that its Board of Trust Managers declared a quarterly cash dividend of $0.18 per common share, payable on October 13, 2020 to shareholders of record on October 8, 2020. As communicated last quarter, the Company is paying its quarterly cash dividend of $0.18 per share earlier due to an election made last year to shift dividend payments from 2019 to 2020.

Year-to-date, the Company has completed dispositions of $152 million including $64 million subsequent to June 30, 2020. As such, it is likely the Company will need to pay a special dividend near year-end to cover additional 2020 taxable income due to gains on these sales; however, the amount of any special dividend is uncertain at this time. The Company will continue to monitor tenant collections, evaluate its operations and financial position and will adjust future dividends as appropriate.

Improving Portfolio Results

The Company’s transformed portfolio, which is 80% supermarket anchored, is very strong and diversified with 165 shopping centers located in 16 states primarily in the south and western United States at June 30, 2020. Additionally, over 75% of the average base rent of the portfolio comes from national and regional tenants.

Cash collections to-date for July rent have now reached 88% as compared to 82% as reported in our second quarter press release. Further, the Company negotiated deferral agreements for 6% of July rent. Currently, August cash collections total 88% of rents. In addition, to date, there are 2% of August rent deferrals. Payments of previously deferred balances received during July and August totaled $0.5 million, which was 86% of deferrals due during those months. The Company’s collection rates continue to be among the highest in the shopping center sector.

“As we wait to see how Labor Day weekend and the return to school will impact the various measurements relating to the pandemic, we are hopeful that the economy will continue the improvement we have experienced thus far in the third quarter. Our cash collections have continued to improve and we are beginning to see some positive leasing activity while we continue to work closely with our existing tenants as they rebuild their business to pre-COVID levels,” said Johnny Hendrix, Executive Vice President and Chief Operating Officer.

Liquidity

The Company’s balance sheet was further strengthened since quarter-end with proceeds from its disposition program. With low leverage and no material maturities until the fourth quarter of 2022, the Company has adequate liquidity to restore its properties to their full operating potential in addition to funding the dividend payments described herein.

“With $34 million of excess cash balances, full availability under our $500 million revolver, cash collections trending at higher levels than originally projected, and access to numerous other sources of capital, we remain comfortable with our ability to meet all liquidity needs going forward, including completion of our development projects and any additional dividends required by our disposition activity,” said Steve Richter, Executive Vice President and Chief Financial Officer.

About Weingarten Realty Investors

Weingarten Realty Investors (NYSE: WRI) is a shopping center owner, manager and developer. At June 30, 2020, the Company owned or operated under long-term leases, either directly or through its interest in real estate joint ventures or partnerships, a total of 165 properties which are located in 16 states spanning the country from coast to coast. These properties represent approximately 31.4 million square feet of which our interests in these properties aggregated approximately 21.3 million square feet of leasable area. To learn more about the Company’s operations and growth strategies, please visit www.weingarten.com.

Forward-Looking Statements

Statements included herein that state the Company’s or Management’s intentions, hopes, beliefs, expectations or predictions of the future are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 which by their nature, involve known and unknown risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied by such statements. These risks and uncertainties include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, as well as those discussed in the Company’s regulatory filings with the Securities and Exchange Commission, which include other information or factors that may impact the Company’s performance.

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, volume and pricing of properties held for disposition, volume and pricing of acquisitions, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the ranges indicated. The above ranges represents management’s estimate of results based upon these assumptions as of the date of this press release. Accordingly, there is no assurance that our projections will be realized.

Weingarten Realty Investors
COVID-19 Impact - Tenant Status
Updated as of September 10, 2020
(at pro rata share)
Tenant Type
	Percent of Annualized Base Rent (1)	Q2 Rent Payments Received (2)	July Rent Payments Received (2)	August Rent Payments Received (2)

Essential & Restaurants
Supermarkets	14%	100%	100%	100%
Full Service Restaurants	10%	67%	78%	78%
Quick Service Restaurants	9%	81%	84%	83%
Medical	6%	81%	97%	96%
Auto and Other Essentials	5%	90%	89%	88%
Pet Stores and Services	4%	97%	99%	100%
Bank / Financial Service	4%	100%	100%	100%
General Merchandise (Dollar Stores)	2%	91%	100%	100%
Home Improvement	2%	98%	100%	99%
Sporting Goods	2%	58%	80%	100%
Drugstores	2%	90%	98%	97%
Liquor and Wine	1%	98%	98%	99%
Electronics	1%	100%	100%	100%
Office	1%	96%	95%	100%
Total Essential & Restaurants	63%	87%	92%	92%

Non-essential
Services	10%	76%	88%	86%
Discount Apparel	8%	76%	73%	92%
Home Furnishings	4%	76%	90%	96%
Health Club	3%	38%	72%	33%
Some Apparel	4%	50%	71%	66%
Craft	2%	85%	98%	99%
Beauty Supplies	1%	81%	99%	98%
Recreation/Entertainment	1%	71%	94%	86%
Movie Theaters	1%	51%	35%	39%
Footwear	1%	66%	96%	94%
Books	1%	26%	100%	100%
Party Supplies	1%	39%	48%	96%
Other	0%	95%	91%	79%
Total Non - Essential	37%	68%	82%	82%

Cash Collected	100%	80%	88%	88%

Signed Deferrals		13%	6%	2%
Abatements		1%	0%	1%
Cash Collected + Deferrals and Abatements		94%	94%	91%

Tenant Size
	Percent of Annualized Base Rent (1)	Q2 Rent Payments Received (2)	July Rent Payments Received (2)	August Rent Payments Received (2)
Anchors (> 10K SF)	45%	82%	90%	93%
Mid Tier (5K - 10K SF)	13%	68%	84%	82%
National / Regional Small Shops (<5K SF)	23%	81%	92%	91%
Local Small Shops (<5K SF)	19%	79%	82%	80%
	100%	80%	88%	88%

Business Type (3)
	Percent of Annualized Base Rent (1)	Q2 Rent Payments Received (2)	July Rent Payments Received (2)	August Rent Payments Received (2)
Essential & Restaurants	63%	88%	93%	93%
Non-essential	37%	68%	82%	82%
	100%	80%	88%	88%

(1) Commenced occupancy as of June 30, 2020.
(2) Based upon information as of September 10, 2020.
(3) Definitions can vary by location. This represents the definition of a majority of the municipalities in which centers are located.